Exhibit 10.1

Atara Biotherapeutics, Inc.
Restricted Stock Unit Grant Notice
(2014 Equity Incentive Plan)

Atara Biotherapeutics, Inc. (the “Company”), pursuant to its 2014 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award for the number of shares of the Company’s Common Stock set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Restricted Stock Unit Award Agreement, both of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan or the Restricted Stock Unit Award Agreement.  In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan will control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Units/Shares Subject to Award:

Vesting Schedule:	[ ]

Issuance Schedule:

Notwithstanding Section 6(a) of the attached Restricted Stock Unit Award Agreement, to the extent the Award vests as provided for above, the Company will deliver one share of Common Stock for each vested Restricted Stock Unit not previously settled at the Settlement Time.

“Settlement Time” means promptly following the applicable vesting date, and, in any event, not later than March 15 of the calendar year following the calendar year in which such vesting occurs.

Tax Withholding:	IMPORTANT INFORMATION REGARDING ACCEPTANCE OF THE AWARD AND SELL TO COVER ELECTION

By accepting this Award, to the greatest extent permitted under the Plan and applicable law, any withholding obligations for applicable Tax-Related Items (as defined in Section 10 of the Restricted Stock Unit Award Agreement) will be satisfied through the sale of a number of the shares of Common Stock subject to the Award as determined in accordance with Section 10 of the Restricted Stock Unit Award Agreement and the remittance of the cash proceeds of such sale to the Company (a “Sell to Cover”).  Under the Restricted Stock Unit Award Agreement, the Company is authorized and directed by Participant to make payment from the cash proceeds of this sale directly to the appropriate taxing authorities in an amount equal to the withholding obligation for Tax-Related Items.

209317934 v5

Participant may, during an open trading window under the Company’s insider trading policy and when Participant is not otherwise in possession of material nonpublic information with respect to the Company, at least 90 days prior to the date upon which any portion of the Award vests, through a mandatory arrangement with Agent (as defined in Section 10 of the Restricted Stock Unit Award Agreement), irrevocably opt out of the Sell to Cover with respect to the shares to be issued on such vesting date and elect either of the following means to satisfy the Tax-Related Items: (i) the sale of all shares to be issued on such vesting date, with the proceeds from the number of the shares of Common Stock subject to the Award as determined in accordance with Section 10 of the Restricted Stock Unit Award Agreement to be remitted to the Company to satisfy the Tax-Related Items, and the remaining proceeds to be remitted to the Participant; or (ii) the Participant shall tender a cash payment in any amount specified by the Company to satisfy the Tax-Related Items (which may be in the form of a check, electronic wire transfer or other method permitted by the Company) to the Company.

Participant represents and warrants that (i) Participant has carefully reviewed this Restricted Stock Unit Grant Notice and Section 10 of the Restricted Stock Unit Award Agreement, (ii) on the date Participant accepts this Award or makes an election pursuant to the foregoing paragraph, he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of Common Stock effected by the Agent pursuant to the Restricted Stock Unit Award Agreement, and is entering into the Restricted Stock Unit Award Agreement and any such election in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company's securities on the basis of material nonpublic information) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) it is Participant’s intent that this election comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

Additional Terms/Acknowledgements:  Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement and the Plan.  Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding this Award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) equity awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this award upon the terms and conditions set forth therein.

Participant may accept this Award electronically by means of reviewing and accepting the Grant Documents (as defined below) through the electronical brokerage account established for Company equity plans. By accepting the Award, Participant acknowledges having received and read the Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement and the Plan (the “Grant Documents”) and agrees to all of the terms and conditions set forth in these documents.  Furthermore, by accepting the Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

209317934 v5

Notwithstanding the above, if Participant has not actively accepted the Award within 90 days of the first vesting date set forth in this Restricted Stock Unit Grant Notice, Participant is deemed to have accepted the Award, subject to all of the terms and conditions of the Grant Documents.

Atara Biotherapeutics, Inc.

By:
Signature

Title:

Date:

Attachments:	Restricted Stock Unit Award Agreement, 2014 Equity Incentive Plan

209317934 v5

Attachment I

Atara Biotherapeutics, Inc.

Restricted Stock Unit Award Agreement

(2014 Equity Incentive Plan)

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (the “Agreement”) and in consideration of your services, Atara Biotherapeutics, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award (the “Award”) under its 2014 Equity Incentive Plan (the “Plan”). The Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award.  Defined terms not explicitly defined in this Agreement will have the same meanings given to them in the Plan.  In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.  The details of the Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1.Grant of the Award.  The Award represents the right to be issued on a future date the number of shares of the Company’s Common Stock as indicated in the Grant Notice upon the satisfaction of the terms set forth in this Agreement.  Except as otherwise provided herein, you will not be required to make any payment to the Company with respect to your receipt of the Award, the vesting of the shares or the delivery of the underlying Common Stock.

2.Vesting.  Subject to the limitations contained herein, the Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.  Upon such termination of your Continuous Service, the shares credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying shares of Common Stock.

3.Number of Shares.

(a)The number of units/shares subject to the Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

(b)Any shares, cash or other property that becomes subject to the Award pursuant to this Section 3 and Section 7, if any, will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other shares covered by the Award.

(c)Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock will be created pursuant to this Section 3.  The Board will, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 3.

4.Securities Law and Other Compliance.  You may not be issued any shares under the Award unless either (a) the shares are registered under the Securities Act; or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

1.

209317934 v5

5.Transfer Restrictions.

(a)General.  Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of the Award, except as expressly provided in this Section 5.  For example, you may not use shares that may be issued in respect of the Award as security for a loan.  The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of the vested portion of the Award.

(b)Death. The Award is transferable by will and by the laws of descent and distribution.  In addition, upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect transactions under the Plan, designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of Common Stock or other consideration to which you were entitled at the time of your death pursuant to this Agreement.  In the absence of such a designation, your executor or administrator of your estate will be entitled to receive, on behalf of your estate, such Common Stock or other consideration.

(c)Certain Trusts.  Upon receiving written permission from the Board or its duly authorized designee, you may transfer the Award to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the Award is held in the trust, provided that you and the trustee enter into transfer and other agreements required by the Company.

(d)Domestic Relations Orders.  Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer the Award or your right to receive the distribution of Common Stock or other consideration thereunder, pursuant to a domestic relations order that contains the information required by the Company to effectuate the transfer.  You are encouraged to discuss the proposed terms of any division of this Award with the Company prior to finalizing the domestic relations order to help ensure the required information is contained within the domestic relations order.

6.Date of Issuance.

(a)The Company will deliver to you a number of shares of the Company’s Common Stock equal to the number of vested shares subject to the Award, including any additional shares received pursuant to Section 3 above that relate to those vested shares on the applicable vesting date(s). However, if a scheduled delivery date falls on a date that is not a business day, such delivery date will instead fall on the next following business day.

(b)Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy permitting certain individuals to sell shares only during certain “window” periods, in effect from time to time or you are otherwise prohibited from selling shares of the Company’s Common Stock in the public market and any shares covered by the Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or does not occur on a date when you are otherwise permitted to sell shares of the Company’s Common Stock on the open market, and (ii) the Company satisfies its obligations for Tax-Related Items (as defined in Section 10) by withholding shares from your distribution, then such shares will not be delivered on such Original Distribution Date and will instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you are still providing Continuous Service at such time) or the next business day when you are not prohibited from selling shares of the Company’s Common Stock in

2.

209317934 v5

the open market, but in no event later than the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the shares of Common Stock originally became vested.  The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company.  In all cases, the delivery of shares under this Award is intended to comply with Treasury Regulation Section 1.409A-1(b)(4) and will be construed and administered in such a manner.

7.Dividends.  You will receive no benefit or adjustment to your Restricted Stock Units with respect to any cash dividend, stock dividend or other distribution except as provided in the Plan with respect to a Capitalization Adjustment.

8.Restrictive Legends.  The shares issued under the Award will be endorsed with appropriate legends as determined by the Company.

9.Award not an Employment or Service Contract.

(a)Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice.  Nothing in this Agreement (including, but not limited to, the vesting of the Award pursuant to Section 2 or the issuance of the shares subject to the Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan will: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company or an Affiliate of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b)By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to Section 2 and the schedule set forth in the Grant Notice is earned only by continuing as an employee, director or consultant at the will of the Company or an Affiliate (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”).  You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award.  You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth in the Grant Notice or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant with the Company or an Affiliate for the term of this Agreement, for any period, or at all, and will not interfere in any way with your right or the right of the Company or an Affiliate to terminate your Continuous Service at any time, with or without cause and with or without notice.

10.Responsibility for Taxes.

(a)You acknowledge that, regardless of any action the Company or, if different, your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer.  You further acknowledge that the Company and the Employer

3.

209317934 v5

(i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of your Restricted Stock Units, including the grant of the Restricted Stock Units, the vesting and settlement of the Restricted Stock Units, the delivery or sale of any shares of Common Stock and the issuance of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of your Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.  You acknowledge and agree that you will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates for Tax-Related Items arising from your Award or your other compensation.  Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)Prior to the relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  Specifically, pursuant to Section 10(d) below, you have agreed to a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you have (except as provided in Section 10(e) below) agreed to sell a portion of the shares of Common Stock to be delivered in connection with your Restricted Stock Units to satisfy any withholding obligations for Tax-Related Items and whereby the FINRA Dealer has committed to forward the proceeds necessary to satisfy any withholding obligations for Tax-Related Items directly to the Company and/or the Employer.  If, for any reason, such “same day sale” commitment pursuant to Section 10(d) does not result in sufficient proceeds to satisfy any withholding obligations for Tax-Related Items, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from your wages or other cash compensation paid to you by the Company or the Employer; (ii) withholding a number of shares of Common Stock having a fair market value determined by the Company as of the date of the relevant taxable or tax withholding event, as applicable, that are otherwise deliverable to you upon settlement; provided, however, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure be subject to the express prior approval of the Compensation Committee; or (iv) causing you to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company).

(c)Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested Restricted Stock Units notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.

(d)You hereby acknowledge and agree to the following:

(i)I hereby appoint E*Trade (or any successor agent determined by the Company) as my agent (the “Agent”), and authorize the Agent to:

(1)Sell on the open market at the then-prevailing market price(s), on my behalf, as soon as practicable on or after each date on which shares of Common Stock underlying my Restricted Stock Units vest and are issued, the number (rounded up to the next whole number) of the shares of Common Stock to be delivered to me in connection with the vesting of those shares sufficient to generate proceeds to cover (1) the satisfaction of the Tax-Related Items arising from the vesting of the Award and the related issuance of shares of Common Stock to me, and (2) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;

4.

209317934 v5

(2)Remit directly to the Company and/or any Affiliate the proceeds necessary to satisfy the Tax-Related Items;

(3)Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of the shares of Common stock referred to in clause (1) above; and

(4)Remit any remaining funds to me.

(ii)I hereby authorize the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Common Stock underlying my Restricted Stock Units that must be sold pursuant to this Section 10(d).

(iii)I acknowledge that the Agent is under no obligation to arrange for the sale of Common Stock at any particular price under this Section 10(d) and that the Agent may effect sales as provided in this Section 10(d) in one or more sales and that the average price for executions resulting from bunched orders may be assigned to my account.  I further acknowledge that I will be responsible for all brokerage fees and other costs of sale associated with this Section 10(d), and I agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sales.  In addition, I acknowledge that it may not be possible to sell shares of Common Stock as provided by in this Section 10(d) due to (i) a legal or contractual restriction applicable to me or the Agent, (ii) a market disruption, (iii) rules governing order execution priority on the national exchange where the Common Stock may be traded or (iv) applicable law restricting such sale.  In the event of the Agent’s inability to sell shares of Common Stock, I will continue to be responsible for the timely payment to the Company of all Tax-Related Items that are required by applicable laws and regulations to be withheld.

(iv)I acknowledge that regardless of any other term or condition of this Section 10(d), the Agent will not be liable to me for (a) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (b) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

(v)I hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 10(d).  The Agent is a third-party beneficiary of this Section 10(d).

(vi)This Section 10(d) shall terminate not later than the date on which all Tax-Related Items arising in connection with the Award have been satisfied.

(vii)I hereby authorize the Company to appoint a successor Agent should the above-named entity in (i) above (or its successor) resign as Agent or be replaced by the Company.

(e)You may, by notice delivered in accordance with the Restricted Stock Unit Grant Notice, at least 90 days prior to a vesting date, opt out of the “same day sale” commitment under Section 10(d) with respect to such vesting date, provided alternate arrangements acceptable to the Company to satisfy any withholding obligation for Tax-Related Items have been made, as described in Section 10(a) and the Restricted Stock Unit Grant Notice.

5.

209317934 v5

(f)You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described.  You acknowledge and agree that the Company may refuse to issue or deliver the shares of Common Stock, or the proceeds of the sale of shares of Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items.

11.No Obligation to Minimize Taxes. You acknowledge that the Company is not making representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalent payments.  Further, you acknowledge that the Company does not have any duty or obligation to minimize your liability for Tax-Related Items arising from the Award and will not be liable to you for any Tax-Related Items arising in connection with the Award.

12.No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock.  You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the Tax-Related Items arising in connection with the Award and by accepting the Award, you have agreed that you have done so or knowingly and voluntarily declined to do so.

13.Unsecured Obligation.  The Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement.  You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement.   Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

14.Other Documents.  You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

15.Notices.  Any notices provided for in the Grant Notice, this Agreement or the Plan will be given in writing and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.  Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

6.

209317934 v5

16.Miscellaneous.

(a)The rights and obligations of the Company under the Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under the Award may only be assigned with the prior written consent of the Company.

(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

(c)You acknowledge and agree that you have reviewed the documents provided to you in relation to the Award in their entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Award, and fully understand all provisions of such documents.

(d)This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17.Governing Plan Document.  The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  Except as expressly provided herein, in the event of any conflict between the provisions of the Award and those of the Plan, the provisions of the Plan will control.

18.Severability.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

19.Effect on Other Employee Benefit Plans.  The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

20.Amendment.  This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

7.

209317934 v5

21.Compliance with Section 409A of the Code.  This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4).  Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code.  Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

***

This Agreement will be deemed to be accepted and agreed to by you upon the acceptance by you of the Restricted Stock Unit Grant Notice to which it is attached.

8.

209317934 v5

Attachment II

2014 Equity Incentive Plan

209317934 v5